FOR IMMEDIATE RELEASE

For further information contact:                               David O'Reilly
                                                               James R. Batten
                                                               (417) 862-3333
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                     O'REILLY AUTOMOTIVE INC. TO PRESENT AT
                  CREDIT SUISSE FIRST BOSTON RETAIL CONFERENCE
________________________________________________________________________________

Springfield, MO, June 9, 2004 -- O'Reilly Automotive, Inc. (the "Company") (Nasdaq: ORLY), plans to make a presentation at the Credit Suisse First Boston Retail Conference in New York, New York, on Monday, June 14, 2004, from 2:00 - 2:40 p.m. eastern time.

The slides to be used in this presentation will also be available June 14, 2004, through the Company's website at www.oreillyauto.com by clicking on "News" then "Financial Reports" and finally "CSFB Retail Conference."

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 1,132 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Mississippi, Missouri, Nebraska, North Carolina, Oklahoma, Tennessee, Texas and Virginia as of March 31, 2004.

The Company claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company intends these forward-looking statements to speak only as of the time of the presentation and does not undertake to update or revise them, as more information becomes available. These statements discuss, among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described in these forward-looking statements. Please refer to the Risk Factors sections of the Company's Form 10-K for the year ended December 31, 2003, for more details.